--
                           TABLE OF CONTENTS

                                                       Page
                                                        ----
Section 1.  Certain Definitions.......................    2
Section 2.  Appointment of Rights Agent................   7
Section 3.  Issue of Right Certificates................   7
Section 4.  Form of Right Certificates................   10
Section 5.  Countersignature and Registration.........   12
Section 6.  Transfer, Split Up, Combination and
            Exchange of Right Certificate.............   14
Section 7.  Exercise of Rights........ ...............   16
Section 8.  Cancellation and Destruction of Right
           Certificates...............................   21
Section 9.  Reservation and Availability of Shares
              of Preferred Stock.......................  21
Section 10.  Preferred Stock Record Date................ 24
Section 11.  Adjustment of Purchase Price,
               Number of Shares or Number of Rights......25
Section 12.  Certification of Adjusted Purchase
               Price or Number of Shares.................43
Seection 13.  Consolidation, Merger or Sale or Transfer
               of Assets or Earning Power................44
Section 14.  Fractional Rights and Fractional Shares.....49
Section 15.  Rights of Action.....  .....................51
Section 16.  Agreement of Right Holders..................52
Section 17.  Right Certificate Holder Not Deemed a
             Shareholder...............................  53
Section 18.  Concerning the Rights Agent............ ....53
Section 19.  Merger or Consolidation or Change
               of Name of Rights Agent...................55
Section 20.  Duties of Rights Agent........... ..........56
Section 21.  Change of Rights Agent................... ..60
Section 22.  Issuance of New Right Certificates..........61
Section 23.  Redemption..................................62
Section 24.  Notice of Proposed Actions....... ..........63
Section 25.  Notices.....................................65
Section 26.  Supplements and Amendments..................66
Section 27.  Successors..................................68
Section 28.  Benefits of this Agreement..................68
Section 29.  Governing Law............... ...............68
Section 30.  Counterparts................................69
Section 31.  Severability................................69
Section 32.  Descriptive Headings........................69
Section 33.  Determinations and Actions Taken
               by the Board of Directors.................70
Exhibit A    Form of Right Certificate..................A-1
Exhibit B    Summary of Rights to Purchase Preferred
             Stock......................................B-1
Exhibit C    Form of Amendment to Amended Articles of
               Incorporation of Eli Lilly and Co........C-1








                         ELI LILLY AND COMPANY




                                  and




                      BANK ONE, INDIANAPOLIS, NA




                             Rights Agent







                           Rights Agreement

                       Dated as of July 18, 1988







                           RIGHTS AGREEMENT



          This Agreement, dated as of July 18, 1988 between Eli Lilly and Company, an Indiana corporation (the "Company"), and Bank One,

Indianapolis, NA, a national banking corporation (the "Rights Agent"):

                          W I T N E S S E T H

          WHEREAS, the Board of Directors of the Company has

authorized and declared a dividend distribution of one right (a

"Right") for each share of Common Stock, par value $.62-1/2 per share,

of the Company ("Common Stock") outstanding on July 28, 1988 and has authorized the issuance of one Right with respect to each share of

Common Stock that shall become outstanding between July 28, 1988 and the earlier of the Distribution Date or the Expiration Date (as such terms are hereinafter defined) or the date, if any, on which such rights may be redeemed, each Right initially representing the right to purchase one one-hundredth of a share of Series A Participating

Preferred Stock of the Company ("Preferred Stock") having the rights and preferences set forth in the form of Certificate of Amendment of

Articles of Incorporation of Eli Lilly and Company attached hereto as

Exhibit C upon the terms and subject to the conditions hereinafter set forth.


          NOW, THEREFORE, in consideration of the premises and the

mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1.  Certain Definitions.  For purposes of this

Agreement, the following terms have the meanings indicated:

          (a)  "Acquiring Person" shall mean any Person who or which,

     together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of a Substantial Block, but shall not include (i) the Company, (ii) any Subsidiary of the Company,

     (iii) any employee benefit plan or employee stock plan of the

     Company or of any Subsidiary of the Company or any Person

     organized, appointed, established or holding Voting Stock by, for or pursuant to, the terms of any such plan, (iv) any Person who acquires a Substantial Block in connection with a transaction or series of transactions approved prior to such transaction or transactions by the Board of Directors of the Company or (v)

     Lilly Endowment, Inc.

          (b)   "Affiliate" and "Associate" shall have the respective

     meanings ascribed to such terms in Rule 12b-2 of the General

     Rules and Regulations under the Securities Exchange Act of 1934,

     as in effect as of the date hereof.

          (c)  A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "Beneficially Own," any securities:

               (i)  which such Person or any of such Person's

          Affiliates or Associates beneficially owns, directly or

          indirectly;

             (ii)  which such Person or any of such Person's

          Affiliates or Associates has (A) the right to acquire

          (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of any conversion,

          exchange or purchase rights (other than the Rights),

          warrants or options, or otherwise, provided, however, that a

          Person shall not be deemed the Beneficial Owner of

          securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's

          Affiliates or Associates until such tendered securities are accepted for payment, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

            (iii)  which are beneficially owned, directly or

          indirectly, by any other Person with which such Person or

          any of such Person's Affiliates or Associates has any

          agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities of the Company;

        provided, however, that a Person shall not be deemed the

     Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security arises solely from a revocable proxy or consent given to such

     Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Securities Exchange Act of 1934, as amended

     (the "Exchange Act"), and provided, further, that nothing in this paragraph (c) shall cause a person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to

     Beneficially Own, any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such

     acquisition.

          (d)   "Business Day " shall mean any day other than a

     Saturday, Sunday or day on which banking institutions in the

     State of Indiana are authorized or obligated by law or executive order to close.

          (e)   "Close of Business " on any given date shall mean

     5:00 P.M., Indianapolis time, on such date; provided, however,

     that if such date is not a Business Day it shall mean 5:00 P.M.,

     Indianapolis time, on the next succeeding Business Day.

          (f)   "Common Stock " shall have the meaning assigned to it

     in the recital, and  "common stock " (i) when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power of such Person or, if such Person is a Subsidiary of another Person, the Person which ultimately controls such first-mentioned Person and (ii) when used with reference to any Person other than the Company which shall not be organized in corporate form shall mean units of beneficial interest which (A) shall represent the right to participate generally in the profits and losses of such Person (including,

     without limitation, any flow-through tax benefits resulting from an ownership interest in such Person) and which (B) shall be entitled to exercise the greatest voting power of such Person or,

     in the case of a limited partnership, shall have the power to remove the general partner or partners.

          (g)  "Continuing Director" shall mean any member of the

     Board of Directors of the Company (while such Person is a member of the Board) who is not an Acquiring Person, or an Affiliate or

     Associate of an Acquiring Person, or a representative of an

     Acquiring Person or of any such Affiliate or Associate, and who either (i) was a member of the Board prior to the time that any

     Person became an Acquiring Person, or (ii) became a member of the board subsequent to the time that any Person became an Acquiring

     Person, if such Person's nomination for election or election to the board was recommended or approved by a majority of the

     Continuing Directors then in office.

          (h)  "Distribution Date" shall have the meaning assigned to it in Section 3.

          (i)  "Equivalent Stock" shall have the meaning assigned to it in Section 7.

          (j)  "Exchange Act" shall have the meaning assigned to it in

     Section l(c).

          (k)  "Expiration Date" shall have the meaning assigned to it in Section 7.

          (l)  "Person" shall mean any individual, firm, corporation or other entity and shall include any successor by merger or otherwise of such entity.

          (m)  "Preferred Stock" shall have the meaning assigned to it in the recital.

          (n)  "Purchase Price" shall have the meaning assigned to it in Section 4.

          (o)  "Redemption Price" shall have the meaning assigned to it in Section 23.

          (p)  "Stock Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an

     Acquiring Person has become such.

          (q) "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which securities or other

     ownership interests having ordinary voting power sufficient, in the absence of contingencies, to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person and any

     Affiliate of such Person.

          (r)  "Substantial Block" shall mean a number of shares of

     Voting Stock having in the aggregate 20% or more of the general voting power (or which would have such voting power but for the application of the Indiana Control Share Statute).

          (s)  "Trading Day" shall have the meaning assigned to it in

     Section 11(d).

          (t)  "Voting Stock" shall mean shares of the Company's

     capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of the Company and shall include any shares of the Company's capital stock during any period such shares may be subject to the voting limitation provisions of the Indiana

     Control Share Statute.



          Section 2.  Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3, shall prior to the Distribution Date also be the holders of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such Co-Rights Agent or Agents as it may deem necessary or desirable.



          Section 3.  Issue of Right Certificates.

          (a)  The  "Distribution Date " shall mean the earlier of (i)

     the tenth Business Day after the date of the commencement of a tender or exchange offer (as determined by reference to Rule 14d-

     2(a) (or any successor rule) under the Exchange Act) by any

     Person (other than the Company, any Subsidiary of the Company,

     Lilly Endowment, Inc., or any employee benefit plan or employee stock plan of the Company or any Subsidiary of the Company) for a number of shares of the outstanding Voting Stock having 30% or more of the general voting power or (ii) the tenth Business Day after a Stock Acquisition Date provided, however, that the

     Company's Board of Directors in its discretion may extend the time periods referred to clauses (i) and (ii) above during which period of extension the Board may determine the day that shall constitute the Distribution Date, if any.  Up to and including the Distribution Date, (x) the Rights will be evidenced by the certificate for Common Stock registered in the names of the holders of Common Stock (which certificates for Common Stock shall be deemed also to be Right Certificates) and not by

     separate Right Certificates, and (y) the right to receive Right

     Certificates will be transferable only in connection with the transfer of Common Stock.  As soon as practicable after the

     Distribution Date, the Rights Agent will mail, by first-class,

     insured, postage prepaid mail, to each record holder of Common

     Stock as of the Close of Business on the Distribution Date, as

     shown by the records of the Company at the Close of Business on the Distribution Date, at the address of such holder shown on such records, a Right Certificate, in substantially the form of

     Exhibit A hereto, evidencing one Right for each share of Common

     Stock so held.

          (b)  On July 29, 1988 or as soon as practicable thereafter,

     the Company will send a copy of a Summary of Rights to Purchase

     Preferred Stock ( "Summary of Rights "), in substantially the form attached hereto as Exhibit B, by first-class mail, postage prepaid, to each record holder of Common Stock as of the Close of

     Business on July 28, 1988, at the address of such holder shown on the records of the Company.

          (c)  As soon as practicable, the Company will cause

     certificates for Common Stock issued after the date of this

     Agreement, but prior to the earlier of the Distribution Date or the Expiration Date or the date, if any, on which the Rights may be redeemed, to have impressed on, printed on, written on or otherwise affixed to them the following legend:



          This certificate also entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Eli Lilly and Company and Bank One, Indianapolis, NA, dated as of July 18, 1988, as the same shall be amended from time to time (the "Rights Agreement "), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Eli Lilly and Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Eli Lilly and Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) or one of certain transferees thereof, whether currently held by or on behalf of such Person or by any subsequent holder, may be limited as provided in Section 7(e) of the Rights Agreement.

          With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with

     Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Stock certificate.

          (d)  Until the Distribution Date, the surrender for transfer of any of the certificates for Common Stock outstanding on or after July 28, 1988, with or without a copy of the Summary of

     Rights attached thereto, shall also constitute the transfer of the Rights associated with Common Stock represented by such certificates.  After the Distribution Date, the Rights will be evidenced solely by the Right Certificates.



          Section 4.  Form of Right Certificates.

          (a)  The Right Certificates (and the forms of assignment and of election to purchase shares to be printed on the reverse thereof) shall be in substantially the form of Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the

     provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the

     Rights may from time to time be listed, or to conform to usage.

     Subject to the provisions of Section 11, Section 13 and Section

     22, the Right Certificates, whenever issued, shall be dated as of

     July 28, 1988, and on their face shall entitle the holders thereof to purchase such number of shares of Preferred Stock as shall be set forth therein at the price per one one-hundredth of a share set forth therein (the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each

     Right and the Purchase Price thereof shall be subject to

     adjustment as provided herein.      (b)  Any Right Certificate

     issued pursuant to Section 3(a) or Section 22 that represents

     Rights Beneficially Owned by:

               (i)  an Acquiring Person or any Associate or Affiliate

          of an Acquiring Person,

             (ii)  a transferee of an Acquiring Person (or of any

          such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or

            (iii)  a transferee of an Acquiring Person (or of any

          such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer

          (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any

          continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of

          Directors of the Company has determined is part of a plan,

          arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e), and any Right

          Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other

          Right Certificate referred to in this sentence, shall

          contain (to the extent feasible and reasonably identifiable as such) the following legend:



               The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement? or one of certain transferees thereof. Accordingly, under certain circumstances as provided in the Rights Agreement, this Right Certificate and the Rights represented hereby may be limited as provided in
               Section 7(e) of such Agreement.


          Section 5.  Countersignature and Registration.

          (a)  The Right Certificates shall be executed on behalf of the Company by its President or any Vice President, either manually or by facsimile signature, and have affixed thereto the

     Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature.  The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any of the Right

     Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Right

     Certificates had not ceased to be such officer of the Company;

     and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such

     Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the

     execution of this Rights Agreement any such person was not such an officer.

          (b)  Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal stock transfer office,

     which as of the date hereof is located at 111 Monument Circle,

     Indianapolis, Indiana 46277, books for registration and transfer of the Right Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the

     Right Certificates, the number of Rights evidenced on its face by each Right Certificate, the date of each Right Certificate and the number of each Right Certificate.



          Section 6.  Transfer, Split Up, Combination and Exchange of

Right Certificates; Mutilated, Destroyed, Lost or Stolen Right

Certificates.

          (a)  Subject to the provisions of Section 4(b), Section 7(e)

     and Section 14, at any time after the Close of Business on the

     Distribution Date, and prior to the Close of Business on the

     Expiration Date or the day prior to the day, if any, on which the

     Rights are to be redeemed pursuant to Section 23, any Right

     Certificate or Certificates may be transferred, split up,

     combined or exchanged for another Right Certificate or Right

     Certificates, entitling the registered holder to purchase such number of shares of Preferred Stock as the Right Certificate or

     Right Certificates surrendered then entitled such holder to purchase.  Any registered holder desiring to transfer, split up,

     combine or exchange any Right Certificate shall make such request in writing, signed by the registered holder with such signature guaranteed in such manner as is reasonably satisfactory to the

     Rights Agent, delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred,

     split up, combined or exchanged at the principal stock transfer office of the Rights Agent.  Neither the Rights Agent nor the

     Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.  Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14,

     countersign and deliver to the person entitled thereto a Right

     Certificate or Right Certificates, as the case may be, as so requested.  The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

          (b)  Upon receipt by the Company and the Rights Agent of

     evidence reasonably satisfactory to them of the loss, theft,

     destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the

     Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right

     Certificate, if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.



          Section 7.  Exercise of Rights; Purchase Price; Expiration

Date of Rights.

          (a)  Subject to Section 7(e) and unless previously redeemed,

     the registered holder of any Right Certificate may exercise the

     Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9 and Section 23) in whole or in part at any time after the date on which the Company's right to redeem has expired pursuant to Section 23, upon surrender of the Right

     Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal stock transfer office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a share of

     Preferred Stock (or other securities or property as the case may

     be) as to which the Rights are exercised, at or prior to the

     Close of Business on July 28, 1998 (such date being hereinafter referred to as the  "Expiration Date ").  If at any time after the Rights become exercisable hereunder but prior to the

     Expiration Date the Company is prohibited by its Articles of

     Incorporation from issuing Preferred Stock or Common Stock upon the exercise of all of the outstanding Rights, the Company may issue upon the exercise of the Rights shares of stock or other securities of the Company of equivalent value to the Preferred

     Stock or Common Stock ( "Equivalent Stock "), as determined by the Board of Directors.  For purposes of this Section 7(a), any exercise shall be effective as of the Wednesday of the calendar week immediately succeeding the calendar week in which the Rights

     Agent receives the Right Certificate.

          (b)  The Purchase Price for each one one-hundredth of a

     share of Preferred Stock pursuant to the exercise of a Right shall initially be $325, shall be subject to adjustment from time to time as provided in Sections 11 and 13 and shall be payable in lawful money of the United States of America.

          (c)  Upon receipt of a Right Certificate, with the form of election to purchase duly executed, accompanied by payment of the

     Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or money order payable to the order of the Company, the Rights Agent shall, subject to Section 20(j) and to the final sentence of

     Section 7(a), thereupon promptly (i) requisition from any

     transfer agent of Preferred Stock or Common Stock (or any

     Equivalent Stock then issuable) a certificate for the number of shares of Preferred Stock or Common Stock (or any Equivalent

     Stock then issuable) to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of a fractional share in accordance with Section 14 and (iii) promptly after receipt of such certificate, cause the same to be delivered to or upon the order of the registered holder of such Right

     Certificate, registered in such name or names as may be

     designated by such holder, and, when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

          (d)  In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new

     Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14.

          (e)  Notwithstanding any provision of this Agreement to the contrary, upon the occurrence of any of the events described in clauses (a), (b) or (c) of the first sentence of Section 13 or subparagraphs (A), (B), (C), or (D) of Section 11(a)(ii), any

     Rights that are at the time of the occurrence of such event

     Beneficially Owned by (i) an Acquiring Person or by any Associate

     or Affiliate of such Acquiring Person or (ii) a transferee of an

     Acquiring Person or of any Associate or Affiliate of such

     Acquiring Person (A) who becomes a transferee after the Acquiring

     Person becomes such, or (B) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (1) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (2) a transfer which the Board of Directors of the Company has

     determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section

     7(e), shall be exercisable for shares of Common Stock (if Section

     11(a)(ii) is applicable) or shares of common stock of the

     Principal Party (as defined in Section 13) (if Section 13 is applicable) without regard to the adjustments with respect to the amount of securities issuable otherwise provided for in Section

     11(a)(ii) or Section 13.

          In lieu of such adjustments:

               (i)  If Section 11(a)(ii) is applicable, each holder of

          such Rights shall thereafter have the right to receive upon exercise thereof at the then current Purchase Price in

          accordance with the terms of this Agreement, in lieu of a

          number of one-hundredths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall

          equal the result obtained by (x) multiplying the then

          current Purchase Price per one one-hundredths of a share of

          Preferred Stock by the number of one one-hundredths of a

          share of Preferred Stock for which a Right is then

          exercisable and dividing that product by (y) 100% of the

          then current market price per share of Common Stock

          (determined pursuant to Section 11(d) hereof) on the date of the occurrence of any of the events listed in Section

          11(a)(ii); and

             (ii)  If Section 13 is applicable, each holder of such

          Rights shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in

          accordance with the terms of this Agreement, such number of shares of common stock of the Principal Party (as defined in

          Section 13) as shall, based on the current market price per share of the common stock of the Principal Party (determined in the same manner as the current market price of Common

          Stock is determined under Section 11(d) hereof) on the date of consummation of the events described in Section 13, have a value equal to the Purchase Price.

               The Company shall use all reasonable efforts to ensure

     that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Right

     Certificates or other Person as a result of its making or failing to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

          (f)  Notwithstanding anything in this Agreement to the

     contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i)

     completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right

     Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.



          Section 8.  Cancellation and Destruction of Right

Certificates.  All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right

Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement.  The Company shall deliver to the Rights

Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights

Agent shall deliver all canceled Right Certificates to the Company.



          Section 9.  Reservation and Availability of Shares of

Preferred Stock.  The Company covenants and agrees that it shall from time to time (a) cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or its authorized and issued shares of Preferred Stock held in its treasury (and,

following the occurrence of any event set forth in Section 11(a)(ii)

hereof, out of its authorized and unissued shares of Common Stock and/or other securities or shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of any event set forth in Section 11(a)(ii) hereof, Common Stock and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights, (b) take all such action as may be necessary to insure that all shares of Preferred Stock or Common Stock and/or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non assessable, (c) pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock or Common Stock and/or other securities upon the exercise of Rights and (d) take all such action, from and after the date the Rights become exercisable hereunder, as may be necessary to permit the exercise of the Rights for Preferred Stock or

Common Stock and/or other securities, including any required registration under the Securities Act of 1933, as amended (the  "1933

Act"), and, in connection therewith and if deemed desirable by the

Company, use its best efforts to list (or continue the listing of) the

Preferred Stock or Common Stock and/or other securities on a national securities exchange and to cause all shares of Preferred Stock reserved for issuance upon exercise of Rights to be listed on such exchange upon official notice of issuance upon such exercise.  The

Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or  "blue sky " laws of the various states in connection with the exercisability of the Rights.

The Company may temporarily suspend, for a period of time not to exceed ninety (90) days, the exercisability of the Rights in order to comply with all applicable federal and state securities laws.  Upon any such suspension, the Company shall issue a public announcement

(and shall provide written notice to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement has been declared effective.  Notwithstanding the provisions of clause (c) of the first sentence of this Section 9, the Company shall not be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates for Preferred Stock or Common

Stock and/or other securities in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Preferred Stock or Common Stock and/or other securities upon the exercise of any Rights until any such tax shall have been paid

(any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the

Company's satisfaction that no such tax is due.



          Section 10.  Preferred Stock Record Date.  Each Person in

whose name any certificate for shares of Preferred Stock (or Common

Stock or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock (or Common Stock or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the

Purchase Price (and any applicable transfer taxes) was made; provided,

however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on,

and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock or other securities, as the case may be) transfer books of the Company are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Right

Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.



          Section 11.  Adjustment of Purchase Price, Number of Shares

or Number of Rights.  The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section

11.

          (a)(i)  In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding

     Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), except as otherwise provided in this Section 11(a), then and in each such event the number of shares issuable upon the exercise of a

     Right and the Purchase Price payable after such event shall be the number of shares issuable immediately prior to such event multiplied by a fraction the numerator of which is the number of

     Rights outstanding immediately prior to such event and the denominator of which is the number of Rights outstanding

     immediately after such event and the Purchase Price after such event shall be the Purchase Price in effect immediately prior to such event multiplied by such fraction.  If an event occurs which would require an adjustment under both Section 11(a)(i) and

     Section 11(a)(ii), the adjustment provided for in Section

     11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

               (ii)  In the event on or at any time after a Stock

          Acquisition Date

                    (A)(1) any Person (other than a wholly owned

               Subsidiary of the Company), directly or indirectly,

               shall merge into the Company or any of its Subsidiaries

               or otherwise combine with the Company or any of its

               Subsidiaries and the Company or such Subsidiary shall

               be the continuing or surviving corporation of such

               merger or combination, or (2) any Person, directly or

               indirectly, shall sell or otherwise transfer, in one or

               more transactions, assets to the Company or any of its

               Subsidiaries in exchange for 50% or more of the shares

               of any class of capital stock of the Company or any of

               its Subsidiaries, and Common Stock of the Company shall

               remain outstanding and unchanged,

                    (B)  any Acquiring Person, directly or indirectly,

               shall (1) in one or more transactions, transfer any

               assets to the Company or any of its Subsidiaries in

               exchange (in whole or in part) for shares of any class

               of capital stock of the Company or any of its

               Subsidiaries or for securities exercisable for or

               convertible into shares of any class of capital stock

               of the Company or any of its Subsidiaries or otherwise

               obtain from the Company or any of its Subsidiaries,

               with or without consideration, any additional shares of

               any class of capital stock of the Company or any of its

               Subsidiaries or other securities exercisable for or

               convertible into shares of any class of capital stock

               of the Company or any of its Subsidiaries (other than

               as part of a pro rata distribution to all holders of

               Common Stock), (2) sell, purchase, lease, exchange,

               mortgage, pledge, transfer or otherwise dispose of (in

               one or more transactions), to, from or with, as the

               case may be, the Company or any of its Subsidiaries,

               assets on terms and conditions less favorable to the

               Company or such Subsidiary than the Company or such

               Subsidiary would be able to obtain in arm's-length

               negotiation with an unaffiliated third party, (3)

               receive any compensation from the Company or any of the

               Company's Subsidiaries other than compensation for full-

               time employment as a regular employee, or fees for

               serving as director, at rates in accordance with the

               Company's (or its Subsidiaries') past practices, or (4)

               receive the benefit, directly or indirectly (except

               proportionately as a shareholder), of any loans,

               advances, guarantees, pledges or other financial

               assistance provided by the Company or any of its

               Subsidiaries on terms and conditions less favorable to

               the Company or such Subsidiary than the Company or such

               Subsidiary would be able to obtain in arm's-length

               negotiation with an unaffiliated party,

                    (C)  there shall be any reclassification of

               securities (including any reverse stock split), or

               recapitalization of the Company, or any merger or

               consolidation of the Company with any of its

               Subsidiaries or any other similar transaction or series

               of transactions involving the Company or any of its

               Subsidiaries (whether or not with or into or otherwise

               involving an Acquiring Person) which has the effect,

               directly or indirectly, of increasing by more than 1%

               the proportionate share of the outstanding shares of

               any class of equity securities or of securities

               exercisable for or convertible into equity securities

               of the Company or any of its Subsidiaries which is

               directly or indirectly owned by any Acquiring Person or

               any Associate or Affiliate of any Acquiring Person or

                    (D)  any Person (other than the Company, Lilly

               Endowment, Inc., any Subsidiary of the Company, any

               employee benefit plan or employee stock plan of the

               Company or of any Subsidiary of the Company or any

               Person organized, appointed, established or holding

               Voting Stock by, for or pursuant to, the terms of any

               such plan or any Person who acquires a Substantial

               Block in connection with a transaction or series of

               transactions approved prior to such transaction or

               transactions by the Board of Directors of the Company),

               who or which alone or together with its Affiliates and

               Associates become the Beneficial Owner of a number of

               shares of the outstanding Voting Stock having 25% or

               more of the general voting power of the Company; then,

               and in each such case, proper provision shall be made

               so that each holder of a Right, except as provided

               below and in Section 7(e), shall thereafter have the

               right to receive, upon exercise thereof at the then

               current Purchase Price in accordance with the terms of

               this Agreement, in lieu of a number of one-hundredths

               of a share of Preferred Stock, such number of shares of

               Common Stock of the Company as shall equal the result

               obtained by (x) multiplying the then current Purchase

               Price per one one-hundredth of a share of Preferred

               Stock by the number of one one-hundredths of a share of

               Preferred Stock for which a Right is then exercisable

               and dividing that product by (y) 50% of the current

               market price per share of Common Stock (determined

               pursuant to Section 11(d) hereof) on the date of the

               occurrence of any of the events listed above in this

               subparagraph (ii); provided, however, that if the

               transaction that would otherwise give rise to the

               foregoing adjustment is also subject to the provisions

               of Section 13, then only the provisions of Section 13

               shall apply and no adjustment shall be made pursuant to

               this Section 11(a)(ii).  The Company shall not

               consummate any such merger, combination, transfer or

               transaction unless prior thereto there shall be

               sufficient authorized but unissued Common Stock and

               authorized and issued Common Stock held in its treasury

               to permit the exercise in full of the Rights in

               accordance with the foregoing sentence; provided,

               however, that in no case may the Company consummate any

               such merger, combination, transfer or transaction if at

               the time of or immediately after such transaction there

               are any rights, warrants or other instruments or

               securities outstanding or agreements in effect which

               would substantially diminish or otherwise eliminate the

               benefits intended to be afforded by the Rights.

                    In the event that the issuance of any Common Stock

               pursuant to the exercise of the Rights as required by

               the preceding paragraph is prohibited by any provision

               of the Company's Articles of Incorporation, then upon

               the exercise of a Right in accordance with the

               preceding paragraph, proper provision shall be made so

               that each holder of a Right (except as provided in

               Section 7(e)) shall thereafter have the right to

               receive, upon exercise thereof at the then current

               Purchase Price in accordance with the terms of this

               Agreement, the greater of (x) the number of one one

               hundredths of a share of Preferred Stock to which such

               Right related immediately prior to such event or (y)

               the number of one one-hundredths of a share of

               Preferred Stock as shall, based on the current market

               price per share of Preferred Stock (determined pursuant

               to Section 11(d)) on the date of the occurrence of any

               one of the events listed above in this subparagraph

               (ii), have a value equal to twice the Purchase Price or

               such number of shares or other units of Equivalent

               Stock of the Company as shall equal the result obtained

               by (x) multiplying the then current Purchase Price per

               one one-hundredth of a share of Preferred Stock by the

               number of one one-hundredths of a share of Preferred

               Stock for which a Right is then exercisable and

               dividing that product by (y) 50% of the current market

               price per share or other unit of the Equivalent Stock

               of the Company (determined on substantially the same

               basis as is prescribed by Section 11(d)) on the date of

               consummation of such merger, combination or transfer.

               In the event that at any time the Company should be

               prohibited by law, by any provision of its Articles of

               Incorporation or by any instrument or agreement to

               which the Company is a party or by which it is bound

               from issuing sufficient Equivalent Stock to permit the

               exercise of all outstanding Rights in accordance with

               the foregoing sentence, then, in lieu of issuing such

               Equivalent Stock upon such exercise, the Company shall

               pay to each holder of a Right (except as provided in

               Section 7(e)) upon surrender of the Right as provided

               herein but without payment of the Purchase Price, an

               amount in cash for each Right equal to the Purchase

               Price.

            (iii)  In the event the Company shall at any time after

          the date of this Agreement (A) combine or subdivide the

          outstanding Preferred Stock into a different number of

          shares, or (B) issue any shares of its capital stock in a

          reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or

          merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section

          11(a) and Section 7(e), the holder of any Right exercised

          after such time shall be entitled to receive, upon payment of the Purchase Price, the number of shares of Preferred

          Stock or the number and kind of shares of such other capital stock, as the case may be, issuable on the effective date of such combination, subdivision or reclassification which such holder would have been entitled to receive had such holder been the holder of the number of shares of Preferred Stock for which such Right was then exercisable immediately prior to such effective date.  If an event occurs which would

          require an adjustment under both this Section 11(a)(iii) and

          Section 11(a)(ii), the adjustment provided for in this

          Section 11(a)(iii) shall be in addition to, and shall be

          made prior to, any adjustment required pursuant to Section

          11(a)(ii).

          (b)  In case the Company shall fix a record date for the

     issuance of rights or warrants to all holders of shares of Common

     Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common

     Stock or securities convertible into Common Stock at a price per share of Common Stock (or having a conversion price per share, if a security convertible into Common Stock) less than the current market price per share of Common Stock (as defined in Section

     11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the

     Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered

     (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible

     securities to be offered are initially convertible).  In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the

     Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.  Shares of

     Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c)  In case the Company shall fix a record date for the

     making of a distribution to all holders of shares of Common Stock

     (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than any distribution approved by a majority of the Continuing

     Directors then in office or a regular periodic cash dividend at a rate not in excess of 130% of the rate of the last cash dividend theretofore paid or a dividend payable in Common Stock) or subscription rights or warrants (excluding those referred to in

     Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price per share of Common Stock (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of Common Stock.  Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the

     Purchase Price which would then be in effect if such record date had not been fixed.

          (d)  For the purpose of any computation hereunder, the

     "current market price" per share of Preferred Stock or Common

     Stock on any date shall be deemed to be the average of the daily closing prices per share of such stock for the 30 consecutive

     Trading Days immediately prior to such date; provided, however,

     that in the event that the current market price per share of such stock is determined during a period following the announcement by the issuer of such stock of a dividend or distribution on such stock payable in shares of such stock or securities convertible into shares of such stock, and prior to the expiration of 30

     Trading Days after the ex-dividend date for such dividend or distribution, then, and in each such case, the current market price shall be appropriately adjusted to reflect the current market price per share of such stock.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock

     Exchange or, if the shares of such stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of such stock are listed or admitted to trading or, if the shares of such stock are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over-the-

     counter market, as reported by the National Association of

     Securities Dealers, Inc., Automated Quotation System ( "NASDAQ

     ").  If on any such date the shares of such stock are not quoted by any such organization, the fair value of such shares on such date as determined in good faith by the Board of Directors of the

     Company shall be used.  The term  "Trading Day " shall mean a day on which the principal national securities exchange on which the shares of such stock are listed or admitted to trading is open for the transaction of business or, if the shares of such stock are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on

     which banking institutions in the State of Indiana are not authorized or obligated by law or executive order to close.  If such stock is not publicly held or not so listed or traded,

     "current market price " per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a

     statement filed with the Rights Agent.

          (e)  Except as hereinafter provided, no adjustment in the

     Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price;

     provided, however, that any adjustments which by reason of this

     Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest one hundredth of a share as the case may

     be.  Notwithstanding the first sentence of this Section 11(e),

     any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the

     transaction which mandates such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

          (f)  In the event that at any time, as a result of an

     adjustment made pursuant to Section 11(a)(ii) or Section 13, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than shares of

     Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to

     adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a), (b), (c), (e), (g), (h), (i),

     (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and

     14 with respect to the shares of Preferred Stock shall apply on like terms to any such other shares.

          (g)  All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price,

     the number of one one-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the

     Rights, all subject to further adjustment as provided herein.

          (h)  Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase

     Price as a result of the calculations made in Section 11(b) and

     (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase,

     at the adjusted Purchase Price, that number of one one-hundredths of a share (calculated to the nearest one-hundredth) obtained by

     (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to such adjustment by (y)

     the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

               (i)  The Company may elect on or after the date of any

     adjustment of the Purchase Price to adjust the number of Rights,

     in substitution for any adjustment in the number of shares of

     Preferred Stock purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the numbers of

     Rights shall be exercisable for the number of shares of Preferred

     Stock for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights

     (calculated to the nearest one-hundredth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement of its election to adjust the number of

     Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i) the Company shall, as promptly as practicable,

     cause to be distributed to holders of record of Right

     Certificates on such record date Right Certificates evidencing,

     subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right

     Certificates held by such holders prior to the date of

     adjustment, and upon surrender thereof, if required by the

     Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.

     Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price)

     and shall be registered in the names of the holders of record of

     Right Certificates on the record date specified in the public announcement.

          (j)  Irrespective of any adjustment or change in the

     Purchase Price or the number of one one-hundredths of a share of

     Preferred Stock issuable upon the exercise of the Rights, the

     Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth share and the number of shares which were expressed in the initial Right

     Certificates issued hereunder.

          (k)  Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the shares of Preferred Stock issuable upon exercise of the Rights,

     the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non assessable shares of such Preferred Stock at such adjusted Purchase Price.

          (l)  In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the shares of

     Preferred Stock and other capital stock or securities of the

     Company, if any, issuable upon such exercise over and above the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment;

     provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares and securities upon the occurrence of the event requiring such adjustment.

          (m)  Anything in this Section 11 to the contrary

     notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those

     adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the

     Common Stock or Preferred Stock, issuance wholly for cash of any

     Common Stock at less than the current market price, issuance wholly for cash of Common Stock or securities which by their terms are convertible into or exchangeable for Common Stock,

     stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the

     Company to holders of its Common Stock and/or Preferred Stock shall not be taxable to such shareholders.



          Section 12.  Certification of Adjusted Purchase Price or

Number of Shares.  Whenever an adjustment is made as provided in

Section 11 or 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights

Agent and with each transfer agent for the Preferred Stock or the

Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with

Section 25.  Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of, or the force or effect of, the requirement for such adjustment.



          Section 13.  Consolidation, Merger or Sale or Transfer of

Assets or Earning Power.  In the event on or at any time after a Stock

Acquisition Date, directly or indirectly, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any other Person shall consolidate, merge with and into the Company, the

Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common

Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than a pro rata distribution by the Company of assets (including securities) of the Company or any of its

Subsidiaries to all holders of the Company's Common Stock), then, and in each such case:

          (A)  except as provided in Section 7(e), proper provision

     shall be made so that (i) each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this

     Agreement, such number of shares of common stock of the Principal

     Party (as hereinafter defined) as shall, based on the current market price per share of the common stock of the Principal Party

     (determined in the same manner as the current market price of

     Common Stock is determined under Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer,

     have a value equal to twice the Purchase Price; (ii) the

     Principal Party shall thereafter be liable for, and shall assume,

     by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this

     Agreement; (iii) the term  "Company " shall thereafter be deemed to refer to such Principal Party; and (iv) the Principal Party shall take such steps (including, but not limited to, the

     reservation of a sufficient number of shares of its common stock in accordance with Section 9) in connection with such

     consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its common stock thereafter deliverable upon the exercise of the Rights; provided, however,

     that, upon the subsequent occurrence of any merger,

     consolidation, sale of all or substantially all assets,

     recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal

     Party, except as provided in Section 7(e), each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price, such cash, shares, rights,

     warrants and other property which such holder would have been entitled to receive had such holder, at the time of such

     transaction, owned the shares of common stock of the Principal

     Party purchasable upon the exercise of a Right, and such

     Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

          (B)  "Principal Party" shall mean

               (1)  in the case of any transaction described in (a) or

          (b) of the first sentence of this Section 13, (i) the Person that is the issuer of any securities into which shares of

          Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer,

          the issuer the common stock of which has the greatest market value or (ii) if no securities are so issued, (x) the Person that is the other party to the merger or consolidation and that survives said merger or consolidation, or, if there is more than one such Person, the Person the common stock of

          which has the greatest market value or (y) if the Person

          that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that

          does survive the merger or consolidation (including the

          Company if it survives);

               (2)  in the case of any transaction described in (c) of

          the first sentence of this Section 13, the Person that is

          the party receiving the greatest portion of the assets or

          earning power transferred pursuant to such transaction or

          transactions, or, if each Person that is a party to such

          transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person

          receiving the greatest portion of the assets or earning

          power cannot be determined, whichever of such Persons as is the issuer of common stock having the greatest market value of shares outstanding; provided, however, that in any such case (w) if the common stock of such Person is not at such time and has not been continuously over the preceding 12-

          month period registered under Section 12 of the Exchange

          Act, and such Person is a direct or indirect Subsidiary of another corporation the common stock of which is and has

          been so registered,  "Principal Party " shall refer to such other corporation, (x) if the common stock of such Person is not and has not been so registered and such Person is not a direct or indirect Subsidiary of another corporation the

          common stock of which is and has been so registered,

          "Principal Party " shall refer to the corporation which

          ultimately controls such Person, (y) in case such Person is a Subsidiary, directly or indirectly, of more than one

          corporation, the common stocks of all of which are and have been so registered,  "Principal Party " shall refer to

          whichever of such corporations is the issuer of the common stock having the greatest market value of shares held by the public, and (z) in case such Person is owned, directly or

          indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same

          Person, the rules set forth in (w) - (y) above shall apply to each of the chains of ownership having an interest in

          such joint venture as if such party were a Subsidiary of

          both or all of such joint ventures and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or

          indirect interests in such Person bear to the total of such interests.

               The Company shall not consummate any such

          consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and

          delivered to the Rights Agent a supplemental agreement

          making valid provision for the result described in

          subsections (A) and (B) above provided, however, that in no case may the Company consummate any such consolidation,

          merger, sale or transfer if (i) at the time of or

          immediately after such transaction there are any rights,

          warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (ii) prior to, simultaneously with or

          immediately after such transaction, the shareholders of the

          Person who constitutes, or would constitute, the Principal

          Party for purposes of Section 13 shall have received a

          distribution of Rights previously owned by such Person or

          any of its Affiliates and Associates.  The provisions of

          this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.



          Section 14.  Fractional Rights and Fractional Shares.

          (a)  The Company shall not be required to issue fractions of

     Rights or to distribute Right Certificates which evidence

     fractional Rights.  If the Company shall determine not to issue such fractional Rights, in lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right.  For the purposes of this

     Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to

     securities listed or admitted to trading on the New York Stock

     Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to

     securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the

     Rights are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ.  If on any such date the Rights are not quoted by any such

     organization, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

          (b)  The Company shall not be required to issue fractions of shares (other than fractions which are integral multiples of the fraction of a share for which a Right is then exercisable) upon exercise of the Rights or to distribute certificates which evidence fractional shares (other than fractions which are integral multiples of the fraction of a share for which a Right is exercisable).  In lieu of fractional shares that are not integral multiples of the fraction for which a Right is then exercisable, the Company shall pay to the registered holders of

     Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Preferred

     Stock.  For purposes of this Section 14, the current market value of a share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to the second sentence of Section 11(d)) for the Trading Day immediately prior to the date of such exercise.

          (c)  The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares (other than fractions which are integral multiples of the fraction of a share for which a Right is then exercisable) upon exercise of a Right.



          Section 15.  Rights of Action.  All rights of action in

respect of this Agreement are vested in the respective registered holders of the Right Certificates (and prior to the Distribution Date,

the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, any registered holder of the Common Stock), without the consent of the

Rights Agent or of the holder of any other Right Certificate (or,

prior to the Distribution Date, any registered holder of the Common

Stock), may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the

Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of

Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this

Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this

Agreement.



          Section 16.  Agreement of Right Holders.  Every holder of a

Right by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

               (a)  up to and including the Distribution Date, the

     Rights will be transferable only in connection with the transfer of Common Stock;

               (b)  after the Distribution Date, the Right

     Certificates are transferable only on the registry books of the

     Rights Agent and then if surrendered at the principal stock transfer office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

               (c)  the Company and the Rights Agent may deem and

     treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock

     certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated

     Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the

     Company nor the Rights Agent shall be affected by any notice to the contrary.



          Section 17.  Right Certificate Holder Not Deemed a

Shareholder.  No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right

Certificate be construed to confer upon the holder of any Right

Certificate, as such, any of the rights of a shareholder of the

Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24),or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right

Certificate shall have been exercised in accordance with the provisions hereof.



          Section 18.  Concerning the Rights Agent.

          (a)  The Company agrees to pay to the Rights Agent

     reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The

     Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense,

     incurred without gross negligence, bad faith or willful

     misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and

     expenses of defending against any claim of liability in the premises.

               (b)  The Rights Agent shall be protected and shall

     incur no liability for or in respect of any action taken,

     suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Stock or for other securities of the

     Company, instrument of assignment or transfer, power of attorney,

     endorsement, affidavit, letter, notice, direction, consent,

     certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary,

     verified or acknowledged, by the proper person or persons.



          Section 19.  Merger or Consolidation or Change of Name of

Rights Agent.

          (a)  Any corporation into which the Rights Agent or any

     successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights

     Agent shall be a party, or any corporation succeeding to the stock transfer business of the Rights Agent or any successor

     Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto,

     provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21.

     In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right

     Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned, and in case at that time any of the Right

     Certificates shall not have been countersigned, any successor

     Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right

     Certificates shall have the full force provided in the Right

     Certificates and in this Agreement.

               (b)  In case at any time the name of the Rights Agent

     shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver

     Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the

     Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such

     Right Certificates shall have the full force provided in the

     Right Certificates and in this Agreement.



          Section 20.  Duties of Rights Agent.  The Rights Agent

undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a)  The Rights Agent may consult with legal counsel (who

     may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b)  Whenever in the performance of its duties under this

     Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President, any

     Vice President, the Treasurer, any Assistant Treasurer, the

     Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full

     authorization to the Rights Agent for any action taken or

     suffered in good faith by it under the provisions of this

     Agreement in reliance upon such certificate.

          (c)  The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

          (d)  The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this

     Agreement or in the Right Certificates (except its

     countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e)  The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights

     Agent) or in respect of the validity or execution of any Right

     Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate nor shall it be responsible for any adjustment required under the provisions of Section 11 or 13 or responsible for the manner,

     method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment

     (except with respect to the exercise of Rights evidenced by Right

     Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any

     representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this

     Agreement or any Right Certificate or as to whether any shares of

     Preferred Stock will, when issued, be validly authorized and issued, fully paid and non assessable.

          (f)  The Company agrees that it will perform, execute,

     acknowledge and deliver or cause to be performed, executed,

     acknowledged and delivered all such further and other acts,

     instruments and assurances as may reasonably be required by the

     Rights Agent for the carrying out or performing by the Rights

     Agent of the provisions of this Agreement.

          (g)  The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the President, any Vice President, the Secretary,

     any Assistant Secretary, the Treasurer or any Assistant Treasurer

     of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

          (h)  The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become

     pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights

     Agent under this Agreement.  Nothing herein shall preclude the

     Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i)  The Rights Agent may execute and exercise any of the

     rights or powers hereby vested in it or perform any duty

     hereunder either itself or by or through its attorneys or agents,

     and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

          (j)  If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to

     purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof,

     the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.



          Section 21.  Change of Rights Agent.  The Rights Agent or

any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of Common Stock and Preferred

Stock by registered or certified mail, and to the holders of the Right

Certificates by first-class mail.  The Company may remove the Rights

Agent or any successor Rights Agent upon 30 days' notice in writing,

mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of Common Stock and Preferred Stock by registered or certified mail, and to the holders of the Right

Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his

Right Certificate for inspection by the Company), then such registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor

Rights Agent whether appointed by the Company or by such a court,

shall be a corporation organized and doing business under the laws of the United States or of a state of the United States in good standing,

which is authorized under such laws to exercise stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor

Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor

Rights Agent, as the case may be.



          Section 22.  Issuance of New Right Certificates.

Notwithstanding any of the provisions of this Agreement or of the

Rights to the contrary, the Company may, at its option, issue new

Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the

Purchase Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Right

Certificates made in accordance with the provisions of this Agreement.



          Section 23.  Redemption.  The Board of Directors may, at its

option and as provided herein, elect to redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per

Right; as such amount may be appropriately adjusted to reflect any combination or subdivision of the outstanding Common Stock, any dividend payable in Common Stock in respect of the outstanding Common

Stock or any other similar transaction occurring after the date hereof

(such redemption price being hereinafter referred to as the

"Redemption Price ") at any time up to and including the tenth

Business Day after a Stock Acquisition Date; provided, however, that the Board of Directors of the Company may extend the time during which the Rights may be redeemed to be at any time as may be determined by the Board of Directors of the Company; and provided, further, that if the Board of Directors of the Company authorizes redemption of the

Rights or an extension of the time period during which the Rights may be redeemed after the time that any Person becomes an Acquiring

Person, then there must be Continuing Directors then in office and such authorization or extension shall require the concurrence of a majority of such Continuing Directors.  Promptly upon the action of the Board of Directors of the Company electing to redeem the Rights,

the Company shall make a public announcement thereof, and from and after the date of such announcement, without any further action and without any further notice, the only right of the holders of Rights shall be to receive the Redemption Price.  As soon as practicable after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

Notwithstanding anything contained in this Agreement to the contrary,

the Rights shall not be exercisable prior to the expiration of the

Company's right of redemption hereunder.



          Section 24.  Notice of Proposed Actions.

          (a) In case the Company, after the Distribution Date, shall propose (1) to pay any dividend payable in stock of any class to the holders of its Common Stock or Preferred Stock or to make any other distribution to the holders of its Common Stock or

     Preferred Stock (other than any distribution approved by a majority of the Continuing Directors then in office or a regular periodic cash dividend at a rate not in excess of 130% of the rate of the last cash dividend theretofore paid), or (2) to offer to the holders of its Common Stock or Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of

     Common Stock or Preferred Stock or shares of stock of any class or any other securities, rights or options, or (3) to effect any reclassification of its Common Stock or Preferred Stock (other than a reclassification involving only the subdivision of

     outstanding shares of Common Stock), or (4) to effect any

     consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions,

     of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or

     (5) to effect the liquidation, dissolution or winding up of the

     Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification,

     consolidation, merger, sale, transfer, liquidation, dissolution,

     or winding up is to take place and the date of participation therein by the holders of Common Stock and/or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least twenty days prior to the record date for determining holders of Common Stock and/or Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of

     Common Stock and/or Preferred Stock, whichever shall be the earlier.  The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

          (b) In case any of the events set forth in Section 11(a)(ii)

     hereof shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.



          Section 25.  Notices.  Notices or demands authorized by this

Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:



               Eli Lilly and Company
               Lilly Corporate Center
               Indianapolis, Indiana 46285

               Attention:  Secretary

          Subject to the provisions of Section 21, any notice or

demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail,

postage prepaid, addressed (until another address is filed in writing with the Company) as follows:



               Bank One, Indianapolis, NA
               111 Monument Circle
               Indianapolis, Indiana 46277

               Attention: Security Holder Services Department

          Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right

Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent.



          Section 26.  Supplements and Amendments.  Prior to the

Distribution Date and subject to the penultimate sentence of this

Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of

Common Stock.  From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights

Agent shall, if the Company so directs, supplement or amend this

Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder (which lengthening or shortening, after the time that any Person becomes an Acquiring Person, shall be effective only if there are Continuing Directors and shall require the concurrence of a majority of such Continuing Directors), or (iv) to change or supplement the provisions hereof in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates; provided this

Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the

Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period, unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of,

and/or the benefits to, the holders of Rights.  Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment.  Notwithstanding anything contained in this

Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Expiration Date, the Purchase

Price or the number of shares of Preferred Stock for which a Right is exercisable.  Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.



          Section 27.  Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights

Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.



          Section 28.  Benefits of this Agreement.  Nothing in this

Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates.



          Section 29.  Governing Law.  This Agreement and each Right

Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Indiana and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such

State.



          Section 30.  Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.



          Section 31.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal, or

unenforceable, (a) such invalid, illegal or unenforceable term,

provision, covenant or restriction shall nevertheless be valid, legal and enforceable to the extent, if any, provided by such court or authority, and (b) the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.



          Section 32.  Descriptive Headings.  Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.



          Section 33.  Determinations and Actions Taken by the Board

of Directors.  For all purposes of this Agreement, any calculation of the number of shares of Common Stock or of any other class of capital stock outstanding at any particular time, including for purposes of determining the particular percentage of the outstanding Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) (as in effect on the date of this Agreement) of the General Rules and Regulations under the Exchange Act.  The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the

Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and

(ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement); provided,

however, that any determination or action by the Board of Directors of the Company pursuant to this Section 33 shall be made by a vote of a majority of the Continuing Directors then in office.



          IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Exhibit A





                      [Form of Right Certificate]

Certificate No. R-                                          Rights





          NOT EXERCISABLE AFTER PUBLIC ANNOUNCEMENT OF REDEMPTION IS MADE. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT (SUBJECT TO ADJUSTMENT) ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. IN THE EVENT THAT THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE ISSUED TO A PERSON WHO IS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE THEREOF (AS DEFINED IN THE RIGHTS AGREEMENT) OR CERTAIN TRANSFEREES THEREOF, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BE SUBJECT TO CERTAIN LIMITATIONS IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.
                           RIGHT CERTIFICATE

                         ELI LILLY AND COMPANY

          This certifies that                     , or registered

assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms,

provisions and conditions of the Rights Agreement, dated as of July

18, 1988 (the "Rights Agreement"), between Eli Lilly and Company, an

Indiana corporation (the  "Company "), and Bank One, Indianapolis, NA,

a national banking corporation (the  "Rights Agent "), to purchase from the Company, unless the Rights have been previously redeemed, at any time after the date on which the Company's right to redeem has expired and prior to the Expiration Date (as such term is defined in the Rights Agreement), at the principal stock transfer office of the

Rights Agent, or its successors as Rights Agent, one one-hundredth

(1/100) of a fully paid non assessable share of the Series A

Participating Preferred Stock of the Company ( "Preferred Stock "), at

a purchase price of $325 per one one-hundredth of a share (the

"Purchase Price ") upon presentation and surrender of this Right

Certificate with the Form of Election to Purchase duly executed.  The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per one one-hundredth of a share set forth above, are the number and Purchase Price as of July 28, 1988 based on the shares of Common Stock of the Company as constituted at such date.

          Upon the occurrence of an event described in clauses (a),

(b) or (c) of the first sentence of Section 13 or subparagraphs (A),

(B), (C) or (D) of Section 11(a)(ii) of the Rights Agreement, the

holder of any Rights that are, or were, beneficially owned by an

Acquiring Person or an Associate or Affiliate thereof (as defined in the Rights Agreement) or certain transferees thereof shall not be entitled to the benefit of the adjustments described in Section

11(a)(ii) and Section 13.

          As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

          This Right Certificate is subject to all of the terms,

provisions and conditions of the Rights Agreement, which terms,

provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights

Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement.  Copies of the Rights Agreement are on

file at the principal stock transfer office of the Rights Agent and at the principal office of the Company.

          This Right Certificate, with or without other Right

Certificates, upon surrender at the principal stock transfer office of the Rights Agent, may be exchanged for another Right Certificate or

Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase such number of shares of Preferred Stock as the

Rights evidenced by the Right Certificate or Right Certificates

surrendered shall have entitled such holder to purchase.   If this

Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or

Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the

Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right, which amount is subject to adjustment as provided in the Rights Agreement.

          No fractional shares of Preferred Stock (other than

fractions which are integral multiples of the fraction of a share for which a Right is then exercisable) will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment shall be made, as provided in the Rights Agreement.

          No holder of this Right Certificate shall be entitled to

vote or receive dividends or be deemed for any purpose the holder of

Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the

Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights

Agent.

          WITNESS the facsimile signature of the proper officers of

the Company and its corporate seal.  Dated as of          , 1988.



ATTEST:                             ELI LILLY AND COMPANY


                                    By
                                    Title:

Countersigned:


BANK ONE, INDIANAPOLIS, NA


By
   Authorized Signature

              [Form of Reverse Side of Right Certificate]





                          FORM OF ASSIGNMENT





           (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)




          FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

          (Please print name and address of transferee) this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint

Attorney to transfer the within Right Certificate on the books of the within-named Rights Agent, with full power of substitution.



Dated: ----------------, 19---




                                   Signature


Signature Guaranteed:

                              Certificate

          The undersigned hereby certifies (after due inquiry and to the best knowledge of the undersigned) by checking the appropriate boxes that:

          (1) this Right Certificate [ ] is [ ] is not being sold,

     assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an

     Acquiring Person (as such terms are defined in the Rights

     Agreement);

          (2) the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or

     Associate of an Acquiring Person.




Dated: ------------, 19----

                                    Signature


Signature Guaranteed:

                                NOTICE



          The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change

whatsoever.

                     FORM OF ELECTION TO PURCHASE

                 (To be executed if holder desires to
                   exercise the Right Certificate.)

To Eli Lilly and Company:

          The undersigned hereby irrevocably elects to exercise

                    Rights represented by this Right Certificate to

purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:



Please insert social security
or other identifying number



                    (Please print name and address)




If such number of rights shall not be all the Rights evidenced by this

Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:


Please insert social security
or other identifying number


                    (Please print name and address)



Dated: --------------, 19-----

                                        Signature
Signature Guaranteed:

                              Certificate



          The undersigned hereby certifies (after due inquiry and to the best knowledge of the undersigned) by checking the appropriate boxes that:

          (1) the Rights evidenced by this Right Certificate [ ] are [

] are not being exercised by or on behalf of a Person who is or was an

Acquiring Person or an Affiliate or Associate of an Acquiring Person

(as such terms are defined in the Rights Agreement);

          (2) the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.



Dated:               , 19
                                     Signature

Signature Guaranteed:


                                NOTICE

          The signature to the foregoing Election to Purchase and

Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                         Exhibit B




             SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK


          On July 18, 1988, the Board of Directors of Eli Lilly and Company (the "Company ") declared a distribution of one Right for each outstanding share of Common Stock, par value $.62-1/2 per share, of the Company ( "Common Stock "). The distribution is payable to the shareholders of record as of the close of business on July 28, 1988, and, in addition, the Company has authorized the issuance of one Right with respect to each share of Common Stock that shall become outstanding after July 28, 1988, and until the earlier of the Distribution Date or Expiration Date (as such terms are hereinafter defined) or the date on which Rights are redeemed. When exercisable, each Right initially entitles the registered holder to purchase from the Company one one-hundredth of a share of a new series of the Company's preferred stock designated as Series A Participating Preferred Stock ( "Preferred Stock ") at a price of $325 per one one-hundredth of a share (the "Purchase Price "), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement ") between the Company and Bank One, Indianapolis, NA, as Rights Agent (the "Rights Agent ").

          Up to and including the Distribution Date, the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the close of business on July 28, 1988, by such Common Stock certificates, and the Rights will be transferred with and only with Common Stock. In addition, (i) new Common Stock certificates issued after July 28, 1988, upon transfer or new issuance of Common Stock, will contain a notation incorporating the Rights Agreement by reference and (ii) the surrender for transfer of any certificates for Common Stock outstanding after July 28, 1988, will also constitute the transfer of the Rights associated with Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ( "Right Certificates ") will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

          Under the Rights Agreement, the Distribution Date is defined as the earlier of the tenth business day after (i) the commencement of a tender or exchange offer by any person (other than the Company, any subsidiary of the Company, Lilly Endowment, Inc., or any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company) for a number of the outstanding shares of the Company's stock having in the aggregate 30% or more of the general voting power of the Company or (ii) the date of a public announcement by the Company or an Acquiring Person (as hereinafter defined) that an Acquiring Person has become such (the "Stock Acquisition Date"), unless, in the case of either clause (i) or clause (ii) above, the Board extends such day to a later date. In general, under the Rights Agreement an acquiring Person is a person or group of affiliated or associated persons (other than the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company, Lilly Endowment, Inc., or any person who acquires shares of the Company's stock in connection with a transaction or series of transactions approved in advance by the Board) who has acquired or obtained the right to acquire beneficial ownership of a number of the outstanding shares of the Company's stock having in the aggregate 20% or more of the general voting power of the Company (or which would have such voting power but for the Indiana Control Share Statute).

          The Rights are not exercisable until after the date on which the Company's right to redeem has expired. The Rights will expire on July 28, 1998 (the "Expiration Date"), unless earlier redeemed by the Company as described below.

          The Preferred Stock will be non-redeemable and will rank on a parity in respect of the preference as to dividends and the distribution of assets with all other classes or series of the Company's preferred stock, unless the terms thereof shall provide otherwise. Each share of Preferred Stock will have a minimum preferential quarterly dividend rate of $0.05 per share but will be entitled to an aggregate of 100 times the cash and non-cash (payable in kind) dividends and distributions (other than dividends and distributions payable in Common Stock) declared on the Company's Common Stock. In the event of liquidation, the holders of Preferred Stock will be entitled to receive a liquidation payment in an amount equal to the greater of $100 per share or 100 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon. Shares of Preferred Stock will have voting rights only in the event of certain arrearages in dividends, and as required by applicable law. In the event of any merger, consolidation, or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. The rights of the Preferred Stock as to dividends and liquidation are protected by antidilution provisions.

          The Purchase Price payable and number of shares of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution.

          In the event that, at any time after a Stock Acquisition Date, the Company is acquired in a merger or other business combination transaction (in which any shares of the Company's Common Stock are changed into or exchanged for other securities or assets) or 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold, proper provision shall be made so that each holder of a Right (except as described herein) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the Purchase Price. The holder of any Rights that are, or were, beneficially owned by an Acquiring Person or an affiliate or associate thereof or certain transferees thereof shall not be entitled to the benefit of the adjustment with respect to the number of shares described in this paragraph.

          In the event that at any time after a Stock Acquisition Date, (i) the Company is the surviving corporation in a merger or other business combination and its Common Stock remains outstanding and unchanged, (ii) an Acquiring Person engages in one or more self-dealing transactions specified in the Rights Agreement, (iii) a Person becomes the beneficial owner of a number of the outstanding shares of the Company's stock having in the aggregate 25% or more of the general voting power of the Company or (iv) any of certain events specified in the Rights Agreement occurs which results in such Acquiring Person's ownership interest being increased by more than 1%, then, and in each such case, proper provision shall be made so that each holder of a Right (except as described herein) will thereafter have the right to receive, upon payment of the Purchase Price, that number of shares of Common Stock having a market value of two times the Purchase Price. The holder of any Rights that are, or were, beneficially owned by an Acquiring Person or an affiliate or associate thereof or certain transferees thereof which engaged in, or realized the benefit of, an event or transaction or transactions described in this paragraph, shall not be entitled to the benefit of the adjustment with respect to the number of shares described in this paragraph.

          Up to and including the tenth business day after a Stock Acquisition Date or such later date as may be determined by the Board of Directors, the Company may redeem the rights in whole, but not in part, at a price of $.01 per Right, which amount may be adjusted as provided in the Rights Agreement (the "Redemption Price "). Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors (as defined below). Promptly upon the action of the Board of Directors electing to redeem the Rights, the Company shall make an announcement thereof and, upon such announcement, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          The term "Continuing Directors " means any member of the Board of Directors of the Company who was a member of the Board immediately prior to the time that any Person became an Acquiring Person, or any member of the Board of Directors who becomes a member of the Board subsequent to the time that any Person shall become an Acquiring Person if such person is recommended or approved by a majority of the Continuing Directors then in office, but shall not include an Acquiring Person, or any representative of such Acquiring Person.

          Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. From and after the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement; provided, however, that the Expiration Date may not be changed, and the time period for redemption may not be lengthened when the Rights are not redeemable.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company with respect to a Right held, including, without limitation, the right to vote or to receive dividends.

          A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated July 19, 1988. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated in this Summary by reference.
                                                             EXHIBIT C





                                FORM OF
                             AMENDMENT TO
                   AMENDED ARTICLES OF INCORPORATION
                                  OF
                         ELI LILLY AND COMPANY



          The Amended Articles of Incorporation of Eli Lilly and
Company are hereby amended by the addition of a new Article 14, to read in its entirety as follows:

          14. A total of 1,400,000 shares of the 5,000,000 shares of authorized Preferred Stock are designated as "Series A Participating Preferred Stock" (the "Series A Preferred Stock "), which shall possess the rights, preferences, qualifications, limitations, and restrictions set forth below:

               (a) The holders of shares of Series A Preferred Stock shall have the following rights to dividends and distributions:

                    (i) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of April, July, October and January in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date "), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $0.05 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend or distribution payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.62-1/2 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. If on any Quarterly Dividend Payment Date the Corporation's Articles of Incorporation shall limit the amount of dividends which may be paid on the Series A Preferred Stock to an amount less than that provided above, such dividends will accrue and be paid in the maximum permissible amount and the shortfall from the amount provided above shall be a cumulative dividend requirement and be carried forward to subsequent Quarterly Dividend Payment Dates.

                    (ii) In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the second preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    (iii)  When, as and if the Corporation shall
declare a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock), the Corporation shall at the same time declare a dividend or distribution on the Series A Preferred Stock as provided in this paragraph (a) and no such dividend or distribution on the Common Stock shall be paid or set aside for payment on the Common Stock unless such dividend or distribution on the Series A Preferred Stock shall be simultaneously paid or set aside for payment; provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable, when, as and if declared by the Board of Directors, on such subsequent Quarterly Dividend Payment Date.

                    (iv)  Dividends shall begin to accrue and be
cumulative on outstanding shares of Series A Preferred Stock from the date of issue of such shares of Series A Preferred Stock, unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in which event such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the relevant Quarterly Dividend Payment Date.

               (b) The holders of shares of Series A Preferred Stock shall have the following voting rights:

                    (i) The holders of outstanding Series A Preferred Stock shall be entitled to vote as a class for the election of two (2) directors if the Corporation shall fail for six quarters to pay the dividend payable with respect to such shares pursuant to paragraph (a) hereof. Such limited voting rights may be exercised at the next annual meeting of shareholders following the failure to pay a dividend for the sixth quarter and at each succeeding annual meeting of shareholders until payment of all such preferred dividends which are in arrears has been made or provided for (the "Dividend Date"), at which time the right to vote for election of two directors conferred upon the holders of the outstanding Series A Preferred Stock shall cease. Each of such two directors shall be elected to one of the three classes of directors so that the three classes shall be as equal in number as may be feasible and shall be elected to hold office for a term expiring at the earlier of (i) the expiration of the term of the class to which he is elected or (ii) the Dividend Date.
     In addition to the conditional right to vote for election of two directors, any proposal to amend the relative rights and privileges of shares of Series A Preferred Stock (including those conferred by this paragraph (b)(i) upon which the holders of such Series A Preferred Stock are entitled by the provisions of the Indiana Business Corporation Law to vote upon as a class shall require, instead of a vote of the holders of a majority of such shares, the affirmative vote of the holders of two-thirds (2/3) of such shares.

                    (ii) Except as specified in paragraph (b)(i) above, the holders of Series A Preferred Stock shall not be entitled to any vote on any matter, including questions of merger, consolidation, and the sale of all or substantially all of the assets of the Corporation.

               (c) The Corporation shall be subject to the following restrictions:

                    (i)  Whenever quarterly dividends or other
     dividends or distributions payable on the Series A Preferred Stock as provided in paragraph (a) of this Article 14 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                         a.  declare or pay dividends on, make any
          other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                         b.  declare or pay dividends on or make any
          other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                         c. except as permitted by subparagraph d of this paragraph (c)(i), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                         d.  purchase or otherwise acquire for
          consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes, provided that the Corporation may at any time purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock.

                             (ii)  The Corporation shall not permit
               any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (i) of this paragraph (c), purchase or otherwise acquire shares at such time and in such manner.

                             (iii)  The Corporation shall not issue
               any shares of Series A Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of July 18, 1988 between the Corporation and Bank One, Indianapolis, NA, a copy of which is on file with the Secretary of the Corporation at its principal executive office and shall be made available to shareholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained herein shall prohibit or restrict the Corporation from issuing for any purpose any series of preferred stock with rights and privileges similar to or different from those of the Series A Preferred Stock.

               (d) Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation without designation as to series, become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

               (e) Upon any voluntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided, an aggregate amount equal to (a) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or (b) if greater, an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up, disregarding for this purpose the amounts referred to in clause (i)(b) of this paragraph (e). In the event the Corporation shall at any time declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the provision in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (f) In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case proper provision shall be made so that the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. The Corporation shall not consummate any such consolidation, merger, combination or other transaction unless prior thereto the Corporation and the other party or parties to such transaction shall have so provided in any agreement relating thereto. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (g) The shares of Series A Preferred Stock shall not be redeemable. Notwithstanding the foregoing sentence, the Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law, hereby and the Articles of Incorporation of the Corporation, as from time to time amended.

               (h) The Articles of Incorporation of the Corporation shall not be amended in any manner which would increase or decrease the aggregate number of authorized shares of Series A Preferred Stock, increase or decrease the par value of the shares of Series A Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting together as a single class.








                               EXHIBIT 2

                             July 18, 1988
                              Immediately
                            (317) 276-3655



             LILLY BOARD DECLARES THIRD-QUARTER DIVIDEND,
                    ADOPTS SHAREHOLDER RIGHTS PLAN


The Board of Directors of Eli Lilly and Company today declared a third-

quarter dividend for 1988 of 57.5 cents a share on outstanding common stock.  The dividend is payable September 10, 1988, to shareholders of record at the close of business on

August 15, 1988.



This is the same as the previous quarterly rate and brings to $1.72-

1/2 the total dividends declared for 1988.



The Company also announced that the Board of Directors today adopted a

Shareholder Rights Plan.  The plan is designed to help ensure that

Lilly shareholders receive fair treatment in the event of an unsolicited attempt to acquire control of the Company and to discourage certain abusive takeover techniques being utilized by raiders in the current acquisition environment.



Under the plan, each shareholder of record at the close of business on

July 28, 1988, will receive a distribution of one preferred stock purchase right with an exercise price of $325 for each share of Lilly common stock owned.  If the rights become exercisable, they entitle the holder, under certain circumstances to acquire shares in the

Company or in the acquiring corporation at a substantial discount.



Richard D. Wood, chairman of the Board, stated that "the plan was not adopted in response to any effort to acquire control of the Company.

Rather, it is a precautionary step that will increase the Board's ability to represent effectively the interests of the shareholders in the event of an unsolicited takeover attempt.  This plan in not unique.  Similar plans have been adopted by a large number of corporations throughout the country."



Details of the plan will be mailed to shareholders.



                               #   #   #